UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2011, the Board of Directors of AXIS Capital Holdings Limited (the “Company”) approved a CEO succession plan for the Company. Effective May 3, 2012, the date of the Company’s Annual General Meeting of Shareholders, John R. Charman will retire as the Company’s Chief Executive Officer and President. Mr. Charman will remain with the Company in the position of Chairman of the Board of Directors. As Chairman, Mr. Charman will succeed Michael A. Butt, who will retire as Chairman, also effective May 3, 2012. Mr. Butt will continue to serve the Company as a member of the Board.

Mr. Albert Benchimol, 54, will be appointed as Chief Executive Officer and President to succeed Mr. Charman, effective May 3, 2012. Mr. Benchimol will also be appointed to the Board, effective January 1, 2012. Mr. Benchimol joined the Company as Executive Vice President and Chief Financial Officer in January 2011. Prior to joining the Company, Mr. Benchimol served as Executive Vice President and Chief Financial Officer of PartnerRe Ltd. from April 2000 through September 2010, and Chief Executive Officer of PartnerRe Ltd.’s Capital Markets Group business unit from June 2007 through September 2010. Prior to joining PartnerRe, Mr. Benchimol was Senior Vice President and Treasurer at Reliance Group Holdings, Inc. for 11 years and was formerly with the Bank of Montreal from 1982 to 1989. The Board chose to appoint Mr. Benchimol to serve as a member of the Board because of his extensive experience in the insurance industry and his expertise in finance matters.

Mr. Benchimol is not party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company has not entered into any arrangements with Messrs. Charman and Benchimol outlining the terms of their service to the Company in their new capacities, or the compensation they will receive in these new positions. In accordance with the Commission’s rules and regulations, the Company will file an amendment to this Current Report on Form 8-K within four business days after such information becomes available.

A copy of the press release announcing Mr. Benchimol’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of AXIS Capital Holdings Limited, dated December 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2011

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.

Richard T. Gieryn, Jr.
General Counsel